Exhibit 16.1  Resignation Letter

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


March 15, 2005


Nathan Lapkin, President
ICBS International Corp.
980 Post Road East, 2nd Floor
Westport, Connecticut  06880

Dear Mr. Lapkin:

This  is  to  confirm  that  the   client-auditor   relationship   between  ICBS
International Corp. (Commission File Number 000-27097) and Bagell, Josephs & Company, L.L.C. has ceased.

As required by SEC regulations you must file a Form 8-K report within four (4) business days of receipt of our resignation letter. The report must provide the information required by Item 304(a) of Regulation S-B. Please send us a copy of the 8-K for our review prior to its being filed.

Very truly yours,

/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.
--------------------------------------
BAGELL, JOSEPHS & COMPANY, L.L.C.


C:       Securities and Exchange Commission
         450 5th Street N.W.
         Washington, DC  20549
         Fax:  202-942-9525